                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of June 30, 2004 (the "Amendment") is entered into among Per-Se Technologies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

                                    RECITALS

      WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of September 11, 2003 (as amended or modified from time to time, the "Credit Agreement");

      WHEREAS, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as set forth herein; and

      WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendments to the Credit Agreement.

            (a) The definition of "Aggregate Revolving Commitments" in Section
      1.01 is hereby amended to read as follows:

                  "Aggregate Revolving Commitments" means the Revolving
            Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is SEVENTY FIVE MILLION DOLLARS ($75,000,000).

            (b) The definition of "Applicable Rate" in Section 1.01 is hereby amended to read as follows:

                  "Applicable Rate" means the following percentages per annum, based upon the Consolidated Senior Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

                 Consolidated
                    Senior
Pricing            Leverage         Commitment          Letters of          Eurodollar         Base Rate
  Tier               Ratio             Fee                Credit               Loans             Loans
--------------------------------------------------------------------------------------------------------
   1                < 1.0:1.0         0.50%                2.50%               2.50%             1.00%
   2           > or = 1.0:1.0 but     0.50%                2.75%               2.75%             1.25%
                    < 1.5:1.0
   3           > or = 1.5:1.0         0.50%                3.00%               3.00%             1.50%

            Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the First Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to
      Section 7.02(b) for the fiscal quarter ending June 30, 2003 shall be determined based upon Pricing Level 3. Notwithstanding the Applicable Rate in each Pricing Tier identified in the pricing grid above, if the Administrative Agent receives evidence satisfactory to the Administrative Agent demonstrating that the Borrower's senior secured non-credit enhanced debt is rated BB- or higher by S&P and Ba3 or higher by Moody's, the Applicable Rate in each Pricing Tier in the pricing grid above shall be reduced by 0.25% on the first Business Day immediately following the Administrative Agent's receipt of such evidence.

      (c) Clause (c) in the definition of "Change of Control" in Section 1.01 is hereby amended to read as follows:

            (c) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in the Convertible Subordinated Debentures Documents.

      (d) Clause (a) in the definition of "Consolidated EBITDA" is hereby amended to read as follows:

      (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) all non-cash, non-recurring charges for such period, (v) for the fiscal quarter period ending on September 30, 2003, any non-recurring expenses incurred by the Borrower during such period in connection with the tender offer and early redemption of the Existing Senior Notes, including all premiums, fees and legal costs related thereto, (vi) professional fees and expenses incurred in connection with the 2003 fiscal year audit work related to compliance with Statement of Auditing Standards No. 99 and (vii) the amount of the prepayment premium paid in connection with the prepayment of the Term Loan plus

      (e) The definition of "Consolidated Fixed Charges" in Section 1.01 is hereby amended to read as follows:

            "Consolidated Fixed Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) the cash portion of Consolidated Interest Charges for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period (other than any debt amortization payments on the Term

      Loan during such period) plus (iii) rent and lease expense for such period, all as determined in accordance with GAAP.

      (f) Clause (a) in the definition of "Maturity Date" in Section 1.01 is hereby amended to read as follows:

      (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), June 30, 2007 as may be extended pursuant to
      Section 2.14 and

      (g) Clauses (v) and (ix) in the definition of "Permitted Acquisitions" in
Section 1.01 are hereby amended to read as follows:

      (v) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(b) and
      Section 8.11(d) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or
      (b),

                                     ******

      (ix)(a) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn Out Obligations) for all such Acquisitions occurring during any fiscal year plus (b) the amount of all Stock Payments occurring during such fiscal year shall not exceed (1) if the Consolidated Senior Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition or such Stock Payment, as applicable) is greater than or equal to 1.0 to 1.0, an amount equal to 50% of Consolidated EBITDA for the most recently ended fiscal year plus or (2) if the Consolidated Senior Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition or Stock Payment, as applicable) is less than 1.0 to 1.0, an amount equal to 75% of Consolidated EBITDA for the most recently ended fiscal year; provided, however, that up to 50% of the unused amount for Permitted Acquisitions and Stock Payments in any fiscal year (excluding any carry forward available from any prior fiscal year) may be carried forward to the next fiscal year for Permitted Acquisitions and Stock Payments.

      (h) The last sentence in the definition of "Permitted Acquisitions" in
Section 1.01 is hereby amended to read as follows and an additional sentence is hereby added after such sentence to read as follows:

      Notwithstanding the limitation on aggregate consideration for Acquisitions contained in the foregoing clause (ix) above and in Section 8.06(c), the Borrower may make additional Acquisitions subject to the other conditions contained above in any fiscal year with any available Asset Reinvestment Proceeds; provided, however, the aggregate amount of Asset Reinvestment Proceeds used as consideration for all Acquisitions consummated subsequent to the Closing Date shall not exceed $40,000,000. For purposes of this definition, "Asset Reinvestment Proceeds" means, as of any date of determination, the amount of the Net Cash Proceeds from Dispositions and Involuntary Dispositions that is available to the Borrower for reinvestment in Eligible Assets in accordance with Section 2.05(b)(ii). For purposes of clarification, it is understood and agreed that any Acquisition or Stock Payment made in conformity with the pro forma test identified in clause (ix) above shall always be considered a Permitted Acquisition or Stock Payment permitted by Section 8.06(c) even if the Consolidated Senior Leverage Ratio subsequent to any such Permitted Acquisition or Stock Payment increases above the applicable pro forma Consolidated Senior Leverage Ratio at the time of such Permitted Acquisition or Stock Payment.

      (i) The first sentence in the definition of "Pro Forma Basis" in Section
1.01 is hereby amended to read as follows:

            "Pro Forma Basis" means, for purposes of calculating the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio (including for purposes of determining the Applicable Rate), that any Disposition, Involuntary Disposition or Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

      (j) The definition of "Pro Forma Compliance Certificate" in Section 1.01 is hereby amended to read as follows:

            "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculation of the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or
      (b) after giving effect to the applicable transaction on a Pro Forma
      Basis.

      (k) The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order and shall read as follows:

            "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) unrestricted cash and Cash Equivalents in excess of $10,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date minus (iii) the Indebtedness under the Convertible Subordinated Debentures as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

            "Convertible Subordinated Debentures" means those 3.25% Convertible Subordinated Debentures of the Borrower due 2024 issued pursuant to the Indenture, as in effect on the First Amendment Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Convertible Subordinated Debentures Documents" means the Convertible Subordinated Debentures, the Indenture and all other documents executed and delivered in respect of the Convertible Subordinated Debentures and the Indenture, in each case as in effect on the First Amendment Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "First Amendment Effective Date" means June 30, 2004.

            "Indenture" means that certain Indenture dated as of June 30, 2004 among the Borrower and U.S. Bank National Association, as trustee, as such Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

            "Stock Payment" has the meaning specified in Section 8.06(c).

      (l) The definition of "Subordinated Indebtedness" in Section 1.01 is hereby deleted in its entirety.

      (m) Section 1.03(c) of the Credit Agreement is hereby amended to read as follows:

            (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

      (n) The first sentence of Section 2.14(a) is hereby amended to read as follows:

            (a) Not earlier than 90 days prior to, nor later than 60 days prior to the first anniversary of the First Amendment Effective Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date of the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations).

      (o) Section 6.23 is hereby amended to read as follows:

      Section 6.23 Subordination.

            The subordination provisions contained in the Convertible Subordinated Debentures Documents are enforceable against the Borrower, the Guarantors and the holders of the Convertible Subordinated Debentures, and all Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such subordination provisions. There exists no Designated Senior Indebtedness for purposes of, and as defined in, the Convertible Subordinated Debentures Documents (other than the Obligations).

      (p) Clause (h) in Section 8.03 is hereby amended to read as follows:

            (h) Indebtedness of the Borrower under the Convertible Subordinated Debentures in an aggregate principal amount not to exceed $100,000,000 (or, if the initial purchaser's option to purchase additional Convertible Subordinated Debentures is exercised in full, $125,000,000);

      (q) Clause (j) in Section 8.03 is hereby amended to read as follows:

            (j) Guarantees with respect to Indebtedness permitted under clauses
      (a) through (g) of this Section 8.03.

      (r) Clause (c) in Section 8.06 is hereby amended to read as follows and new clauses (d) and (e) are hereby added at the end of Section 8.06 to read as follows:

            (c) the Borrower may make any dividends and purchase, redeem, acquire or retire shares of its Capital Stock of any class or any warrants, options or other rights to purchase any such shares of its Capital Stock ("Stock Payments") during any fiscal year so long as (i) no Default or Event of Default exists immediately prior to and after giving effect to any such Stock Payment and (ii) after giving effect to any such Stock Payment, (A) the aggregate amount of all Stock Payments made during such fiscal year plus (B) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn Out Obligations) for Acquisitions occurring during such fiscal year shall not exceed (1) if the Consolidated Senior Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Stock Payment or Acquisition, as applicable) is greater than or equal to 1.0 to 1.0, an amount equal to 50% of Consolidated EBITDA for the most recently ended fiscal year or (2) if the Consolidated Senior Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Stock Payment or Acquisition, as applicable) is less than 1.0 to 1.0, an amount equal to 75% of Consolidated EBITDA for the most recently ended fiscal year; provided, however, that up to 50% of the unused amount for Stock Payments or Permitted Acquisitions in any fiscal year (excluding any carry forward available from any prior fiscal year) may be carried forward to the next fiscal year for Stock Payments and Permitted Acquisitions;

            (d) in addition to the Stock Payments permitted under the immediately preceding clause (c), the Borrower may repurchase its Capital Stock in an aggregate amount not to exceed $25 million in connection with the issuance of the Convertible Subordinated Debentures on or about the First Amendment Effective Date; and

            (e) the Borrower may incur obligations to make Stock Payments on and subject to the terms and conditions (including without limitation the subordination provisions) of the Convertible Subordinated Debentures Documents.

      (s) The following sentence is hereby added at the end of Section 8.06(c) and shall read as follows:

      For purposes of clarification, it is understood and agreed that any Acquisition or Stock Payment made in conformity with the pro forma test identified in clause (c) above shall always be considered a Permitted Acquisition or Stock Payment permitted by such Section 8.06(c) even if the Consolidated Senior Leverage Ratio subsequent to any such Permitted Acquisition or Stock Payment increases above the applicable pro forma Consolidated Senior Leverage Ratio at the time of such Permitted Acquisition or Stock Payment.

      (t) Section 8.10 is hereby amended to read as follows:

      8.10 Use of Proceeds.

            Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in any manner that would constitute a violation of Regulation U of the FRB or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      (u) Section 8.11 is hereby amended to read as follows:

            (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of negative $31,024,000, (i) decreased by the amount of Capital Stock of the Borrower repurchased subsequent to the First Amendment Effective Date in accordance with Section 8.06 and (ii) increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2004 by an amount equal to 75% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus 100% of the amount of all Equity Issuances after the Closing Date.

            (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 4.0:1.0.

            (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.5 to 1.0.

            (d) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.0:1.0.

      (v) Section 8.12 is hereby amended to read as follows:

      Section 8.12 Prepayment of Subordinated Indebtedness.

            (a) Amend or modify any of the terms of the Convertible Subordinated Debentures if such amendment or modification would add or change any terms in a manner adverse to the Borrower or any Subsidiary or the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

            (b) Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of the Indebtedness under the Convertible Subordinated Debentures (other than any conversion of such Indebtedness into common stock of the Borrower or other equity interests subordinated to the Obligations to at least the same extent as, or to a greater extent than, such Indebtedness).

      (w) Section 9.01(m) is hereby amended to read as follows:

            (m) Convertible Subordinated Debentures. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the Convertible Subordinated Debentures Documents, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the

            Convertible Subordinated Debentures Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Convertible Subordinated Debentures Documents or (iv) the subordination provisions of the Convertible Subordinated Debentures Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Convertible Subordinated Debentures.

            (x) A new Section 11.19 is hereby added to the Credit Agreement and shall read as follows:

                11.19 USA PATRIOT Act Notice.

                Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

            (y) The Revolving Commitments as of the First Amendment Effective Date are as set forth on Schedule 2.01 attached hereto.

      2. Conditions Precedent. This Amendment (other than Sections 1(b) and 1(f)) shall be effective upon satisfaction of the following conditions precedent:

            (a) Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

            (b) The Administrative Agent shall have received copies of resolutions of each Loan Party approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Loan Party to be true and correct and in force and effect as of the date hereof.

            (c) The Borrower shall have received gross proceeds from the issuance of the Convertible Subordinated Debentures in an aggregate amount of at least $100,000,000 and repaid the Term Loan in full with such proceeds and other cash and paid the prepayment premium required by
      Section 2.05(c).

            (d) Receipt by the Administrative Agent of a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Convertible Subordinated Debentures Documents (together with all exhibits and schedules thereto), such documentation (including the subordination provisions) to be reasonably satisfactory in form and substance to the Administrative Agent.

            (e) Receipt by the Administrative Agent (i) for the account of the Lenders of an amendment fee equal to twenty five basis points (0.25%) on the aggregate Revolving Commitments (prior to the effectiveness of this Amendment), (ii) for the account of each Lender who is increasing its Revolving Commitment, a fee of fifty basis points (0.50%) on the difference between the amount of such Lender's Revolving Commitment prior to the effectiveness of this

      Amendment and the amount of such Lender's Revolving Commitment as of the First Amendment Effective Date and (iii) any other fees and expenses payable in connection with this Amendment.

            Sections 1(b) and 1(f) shall be effective upon (i) receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent and
      (ii) satisfaction of each of the conditions precedent identified in clauses (b) through (e) above.

      3. Miscellaneous.

            (a) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

            (b) Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

            (c) The Borrower and the Guarantors hereby represent and warrant as follows:

                  (i) Each Loan Party has taken all necessary action to
            authorize the execution, delivery and performance of this Agreement.

                  (ii) This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or
            filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

            (d) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in
      Section 6 of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

            (e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

            (f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                            [Signature pages follow]

      Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                            PER-SE TECHNOLOGIES, INC.,
                                     a Delaware corporation

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

GUARANTORS:                          KNOWLEDGEABLE HEALTHCARE SOLUTIONS, INC.,
                                     an Alabama corporation

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

                                     PATIENT ACCOUNT MANAGEMENT SERVICES, INC., an Ohio corporation

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

                                     PER-SE TRANSACTION SERVICES, INC.,
                                     an Ohio corporation

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

                                     PST PRODUCTS, LLC,
                                     a California limited liability company

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

                                     PST SERVICES, INC.,
                                     a Georgia corporation

                                     By: /s/ CHRIS E. PERKINS
                                        --------------------------------------
                                     Name: Chris E. Perkins
                                     Title: Executive Vice President and CFO

                                                                 FIRST AMENDMENT

ADMINISTRATIVE
AGENT:                               BANK OF AMERICA, N.A.,
                                     as Administrative Agent

                                     By: /s/ KRISTINE THENNES
                                         --------------------------------------
                                     Name: Kristine Thennes
                                     Title: Vice President

                                                                 FIRST AMENDMENT

LENDERS:                             BANK OF AMERICA, N.A.,
                                     as a Lender, L/C Issuer and Swing Line
                                     Lender

                                     By: /s/ WILLIAM H. POWELL
                                         --------------------------------------
                                     Name: William H. Powell
                                     Title: Senior Vice President

                                                                 FIRST AMENDMENT

LENDERS:                             FLEET NATIONAL BANK,
                                     as a Lender

                                     By: /s/ WILLIAM H. POWELL
                                         --------------------------------------
                                     Name: William H. Powell
                                     Title: Senior Vice President

                                                                 FIRST AMENDMENT

LENDERS:                             CAROLINA FIRST BANK,
                                     as a Lender

                                     By: /s/ CHARLES D. CHAMBERLAIN
                                         --------------------------------------
                                     Name: Charles D. Chamberlain
                                     Title: Executive Vice President

                                                                 FIRST AMENDMENT

LENDERS:                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     as a Lender

                                     By: /s/ RICHARD L. NELSON
                                         --------------------------------------
                                     Name: Richard L. Nelson
                                     Title: Vice President

                                                                 FIRST AMENDMENT

LENDERS:                             MERRILL LYNCH CAPITAL,
                                     a division of Merrill Lynch Business
                                     Financial Services, Inc.,
                                     as a Lender

                                     By: /s/ LUIS A. VIERA
                                         --------------------------------------
                                     Name: Luis A. Viera
                                     Title: Vice President
                                                                 FIRST AMENDMENT